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                                                                     EXHIBIT 2.2

                        Confidential Treatment Requested
                      Under 17 C.F.R. (S)(S) 200.80(B)(4),
                              200.83 and 240.24B-2



                                AMENDMENT NO. 1
                            TO PARTNERSHIP PURCHASE

                                   AGREEMENT

         This Amendment No.1 to Partnership Purchase Agreement (this "Amendment") is made as of the 30th day of November, 1999 between ADP, Inc. ("ADP"), ADP Financial Information Services, Inc. ("ADP FIS"), Newgen Results Corporation ("Newgen"), NGR Acquisition Corp. ("NGR") and Computer Care ("CC").

                                    RECITALS

         Whereas, ADP, ADP FIS, Newgen, NGR and CC are parties to that certain Partnership Purchase Agreement dated October 22, 1999 (the "Agreement"); and

         Whereas, ADP, ADP FIS, Newgen, NGR and CC wish to amend the Agreement as herein set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, ADP, ADP FIS, Newgen, NGR, and CC agree as follows:

         1. DEFINITIONS. All capitalized terms used herein but not otherwise defined herein shall have the meaning given such terms in the Agreement.

         2.   AMENDMENTS.

         2.1 SCHEDULE 2.5. Part II of Schedule 2.5 is hereby amended by adding the following item (g) thereto: "(g) The assets of Computer Care do not include any rights in the domain name `adpcc.com'. All rights in this domain name will be assigned to ADP, Inc. prior to the Closing Date."

         2.2 SCHEDULE 2.11. Schedule 2.11 to the Agreement is hereby amended by adding the following (i) to the end of item e of Part I thereof: "and ADP proposal and [***]

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acceptance each dated November 1999", (ii) a new item to the end of part I.
thereof: "(k) Printing Services Agreement between [***] and Picture Perfect Promotions dated April 20, 1999" and (iii) a new item to the end of part II thereof: "c. [***]"

         2.3 SCHEDULE 2.16. Schedule 2.16 is hereby amended by deleting it in its entirety and replacing it with Schedule 2.16 attached hereto.

         2.4 SECTION 1.2 (a). Section 1.2 (a) of the Agreement is hereby amended by deleting subsection (i) thereof and replacing it with the following: "(i) eleven million twenty-five thousand dollars ($11,025,000) less".

         2.5 ARTICLE 5. Article 5 of the Agreement is hereby amended by deleting
Section 5.10 (Data Conversion) thereof in its entirety.

         2.6 SECTION 5.2 (a). Section 5.2 (a) of the Agreement is hereby amended
(i) by deleting the first two sentences thereof and replacing it with the following: "All accounts receivable of the Partnership existing as of the close of business on the Closing Date (the "RETAINED RECEIVABLES") shall, immediately prior to the Closing, be transferred to and shall be the property of, the Partners. `Accounts receivable' shall mean all rights to receive payment for work completed by the Partnership for a customer whether or not a bill, invoice or other evidence of the completion of such work exists as of such date and nothing in this Agreement shall prevent the Partners from billing any customer of the Partnership after the Closing Date with respect to any Retained Receivable." and (ii) by deleting the phrase "At the Closing," at the beginning of the third sentence thereof and replacing it with the following: "Within five
(5) business days of the Closing Date,".

         2.7 SECTION 5.3 (b). The first sentence of Section 5.3 (b) of the Agreement is hereby amended by adding the phrase "during the three year period after the Closing Date" after the phrase "E-Service Reminders ( the `E-SERVICE REMINDER SERVICES')".

         2.8 SECTION 5.4(a). Section 5.4 (a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

" (a) The Partners each covenant and agree that for a period of one (1) year following the Closing Date, neither it nor any of its Affiliates or their respective Representatives shall, without the prior written consent of the Buyers, hire or solicit (directly or indirectly) for employment any person listed on Schedule 2.16(d) hereto. For a period of 120 days after the Closing Date, none of the Partners or their Affiliates or Representatives shall, without the prior written consent of the Buyers, hire or solicit (directly or indirectly) for employment any person listed on Schedule 5.4(a). ADP agrees to assign [***] and [***] to provide consulting services for Computer Care as independent contractors. [***] shall provide services for two months following the Closing Date and Computer Care agrees to reimburse ADP [***] for the first month and [***] for the second

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month. [***] shall provide consulting services until such time as Newgen shall determine, but no later than March 31, 2000, and Computer Care agrees to reimburse ADP [***] during such time period that Newgen requests his services. [***] shall devote two-thirds of his time to Computer Care during the first month and one-third of his time during the second month. [***] will devote one-third of his time to Computer Care. ADP agrees that Computer Care may, at no charge, have the accounting services currently performed by [***] continue to be provided by such persons on Computer Care's behalf until such time as Newgen has completed the transition of its ownership of Computer Care. Newgen shall use commercially reasonable efforts to expedite such transition; provided, however, that such services shall not extend in any event beyond March 31, 2000. "ADP Employees" shall mean, collectively, [***] or any other person employed by ADP or its Affiliates who provide similar services to Newgen during the time periods set forth above. The ADP Employees will be employees of ADP. ADP shall not deemed to be in breach of its obligations with respect to the services to be provided by the ADP Employees if any of them voluntarily terminate their employment with ADP or ADP terminates their employment for cause. The ADP Employees' relationship with Newgen will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. The ADP Employees are not the agents of Newgen and are not authorized to make any representation, contract, or commitment on behalf of Newgen. The ADP Employees will not be entitled to any of the benefits which Newgen may make available to its employees, such as group insurance, profit-sharing or retirement benefits. ADP will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the ADP Employees' performance of services for Newgen. Newgen will regularly report amounts paid to the ADP Employees by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because the ADP Employees are independent contractors, Newgen will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on the ADP Employees' behalf. ADP hereby agrees to accept exclusive Liability for complying with all applicable state and federal laws governing independent contractors, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to the ADP Employees under this Agreement. ADP hereby agrees to indemnify and defend Newgen against any and all Taxes or contributions owing to the ADP Employees, and such indemnification obligation shall not be subject to the limitations set forth in
Section 9.2(b) hereof."

         2.9 SECTION 5.4 (e). Section 5.4 (e) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "(e) To the extent permitted under the applicable employee Benefit Plans of the Buyers, (i) all Partnership Employees shall be entitled to receive all of the benefits provided by the standard benefit plans of the Buyers, subject to the terms and conditions of such benefit plans, that are available to employees of a similar job and classification, title and pay grade, and (ii) each Partnership Employee shall be eligible to receive medical benefits under the medical plans of the Buyers, which medical plans shall not require a waiting period with respect to any Partnership Employee and shall not exclude coverage for pre-existing medical conditions. The


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Closing Date shall be the applicable date for purposes of determining benefit credit under the pension plans of the Buyers. For purposes of calculating service dates with respect to benefits under the Buyers' dental plan, pension plan (as to vesting requirements only) or 401(k) plan (as to vesting requirements only), and with respect to vacation, sick leave, insurance and all other employee benefits offered by the Buyers or their Affiliates to its employees, the length of service of each Partnership Employee to whom a WARN ACT notice is not given prior to the six month anniversary of the Closing Date shall be counted as if such Partnership Employee had been an employee of the Buyers or such Affiliate during such time such Partnership Employee was employed by the Partnership or either Partner prior to the Closing Date; PROVIDED, HOWEVER, that the Buyers shall not be responsible for any unused vacation or sick time that has accrued prior to the Closing Date; BUT, PROVIDED, FURTHER, that solely to the extent such Partnership Employee had accrued vacation days available as of the Closing Date, each Partnership Employee shall be allowed to use (with supervisor approval and in accordance with Buyers' vacation procedures with respect to notice) up to five days of such accrued vacation time between the Closing Date and December 31, 1999 without reimbursement by the Partners to the Buyers."


3.       GENERAL.

         3.1 SUCCESSORS. This Amendment shall be binding upon ADP, ADP FIS, Newgen, NGR and CC and their respective successors and assigns, and shall inure to the benefit of ADP, ADP FIS, Newgen, NGR and CC and their successors and assigns.

         3.2 CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument.

         3.4 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California.

         3.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement, as amended hereby.

         IN WITNESS WHEREOF, ADP, ADP FIS, Newgen, NGR, and CC have executed this Amendment as of the date first above written.


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                    ADP, INC.



                    By: /s/ signature illegible
                       -----------------------------------
                    Title: President
                          --------------------------------

                    ADP FINANCIAL INFORMATION SERVICES, INC.



                    By: /s/ signature illegible
                       -----------------------------------
                    Title: President
                          --------------------------------



                    COMPUTER CARE


                    By: ADP, Inc.
                       -----------------------------------
                    Its:  General Partner
                          --------------------------------


                           By: /s/ signature illegible
                              -----------------------------------
                           Title: President
                                 --------------------------------


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                    NEWGEN RESULTS CORPORATION



                    By: /s/ Samuel Simkin
                       ----------------------------------------
                    Title: Senior Vice President and Chief Financial Officer
                          --------------------------------------------------

                    NGR ACQUISITION CORP.



                    By: /s/ Samuel Simkin
                       ----------------------------------------
                    Title: Senior Vice President and Chief Financial Officer
                          --------------------------------------------------


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